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                                                               EXHIBIT (a)(1)(E)



FORM OF ELECTION

Current Date               Participant                 Global ID
Month Date, 2001          Employee Name                NNNNNNNNN


Grant No:   0000025787
Grant Type  Grant Date        Grant Plan ID   Expiration Date    Click to Cancel
NQ          October 03, 2000       27         October 03, 2008         X
Options Granted   Options Vested    Options Outstanding    Option Price
  ######                0                #######             $36.0000

Grant No:   0000014559
Grant Type  Grant Date        Grant Plan ID   Expiration Date    Click to Cancel
NQ          October 03, 2000       27         October 03, 2008         O
Options Granted   Options Vested    Options Outstanding    Option Price
  ######                0                #######             $36.0000

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